Exhibit 5.1

ATTORNEYS AT LAW
111 Huntington Avenue
Boston, Massachusetts 02199
617.342.4000 TEL
617.342.4001 FAX
foley.com
[____________], 2012
CLIENT/MATTER NUMBER
103133-0101

Tile Shop Holdings, Inc.

14000 Carlson Parkway

Plymouth, Minnesota 55441

Re:	Tile Shop Holdings, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We are acting as special counsel to Tile Shop Holdings, Inc., a Delaware corporation (the “Company”) in connection with the registration by the Company of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) pursuant to a Registration Statement on Form S-4, which includes the Proxy Statement/Prospectus, originally filed with the United States Securities and Exchange Commission (the “Commission”) on June 29, 2012, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement and Proxy Statement/Prospectus, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The Common Stock is to be issued in connection with the transactions contemplated pursuant to that certain Contribution and Merger Agreement, dated as of June 27, 2012, by and among JWC Acquisition Corp. (“JWCAC”), The Tile Shop, LLC, ILTS, LLC, The Tile Shop, Inc., JWTS, Inc., each of the other members of The Tile Shop, LLC that are parties thereto, Nabron International, Inc., the Company, Tile Shop Merger Sub, Inc., and Peter J. Jacullo III, as sellers’ representative (the “Merger Agreement”). Such shares of Common Stock, when issued in accordance with the Merger Agreement are referred to herein as the “Shares and the issuance of the Shares is referred to herein as the “Issuance”.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Merger Agreement attached as Exhibit 2.1 to the Registration Statement; (ii) the merger certificate prepared pursuant to the Merger Agreement and to be filed with the Secretary of State of the State of Delaware (the “Secretary”) prior to the Issuance (the “Merger Certificate”); (iii) the Certificate of Incorporation (the “Charter”) of the Company in the form filed as Exhibit 3.1 to the Registration Statement; (iv) the Bylaws of the Company in the form filed as Exhibit 3.2 to the Registration Statement; (v) minutes and records of the corporate proceedings of the Company with respect to the Issuance; and (vi) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Boston Brussels CHICAGO Detroit	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Tile Shop Holdings, Inc.

[____________], 2012

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, when (i) the Merger Certificate is filed with and accepted by the Secretary; (ii) the Registration Statement becomes effective under the Act and provided that such effectiveness shall not have been terminated; (iii) the certificates evidencing the Shares have been duly executed and authenticated in accordance with the provisions of the Merger Agreement and duly delivered to the stockholders of JWCAC in exchange for their shares of common stock of JWCAC; and (iv) the appropriate certificates representing the Shares are duly countersigned and registered by the Company’s transfer agent/registrar, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion is furnished to you in connection with the filing of the Registration Statement.

Very truly yours,